BYLAWS

OF

GROUP DECISION SUPPORT SYSTEMS, INC.

ARTICLE I. – OFFICES

The corporation may maintain a principal office or have any other offices, either within or without the Commonwealth of Virginia, as the Board of Directors may designate or as the business of the corporation may require from time to time.

ARTICLE II. – SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of shareholders shall be held, in each year, at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. The purpose of the annual meeting shall be to elect directors and for the transaction of such other business as may come before the meeting.

Section 2. Special Meetings.

a.       Special meetings of the shareholders may be called by a majority of the Board of Directors, the Chairman of the Board of Directors, the President, or the Secretary. Special meetings of the shareholders shall be called by the President if the shareholders owning eighty percent of all votes entitled to be cast on any issue proposed to be considered at the special meeting sign, date and deliver to the Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held; provided, however, that at any time that there are thirty-five or fewer shareholders of record of the corporation, special meetings of the shareholders shall be called by the President if the holders of at least twenty percent of all votes entitled to be cast on any issue proposed to be considered at the special meeting sign, date and deliver to the Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

b.       Only business within the purpose or purposes described in the meeting notice may be conducted at a special shareholders’ meeting.

Section 3. Place of Meeting. The President or the Board of Directors may designate any place, either within or without the Commonwealth of Virginia, as the place of meeting for any annual meeting or for any special meeting of the shareholders.

Section 4. Notice of Meeting.

a.       No notice of a shareholders’ meeting need be given to a shareholder if (i) an annual report and proxy statements for two consecutive annual meetings of shareholders or (ii) all, and at least two, checks in payment of dividends or interest on securities during a twelve-month period, have been sent by first-class United States mail, addressed to the shareholder at his address as it appears on the share transfer books of the corporation, and returned undeliverable. The obligation of the corporation to give notice of shareholders’ meetings to any such shareholder shall be reinstated once the corporation has received a new address for such shareholder for entry on its share transfer books.

b.       If the conditions specified in Section 4(a) above do not exist, the corporation shall notify shareholders of the date, time and place of each annual and special shareholders’ meeting. Except as otherwise provided herein, such notice shall be sent only to shareholders of record entitled to vote at such meeting, and shall be given no less than ten nor more than sixty days before the meeting date. Notice of an annual meeting need not state the purpose or purposes for which the meeting is called. Notice of a special meeting shall state the purpose or purposes for which the meeting is called.

c.       Notice of a shareholders’ meeting to act on an amendment of the Articles of Incorporation, a plan of merger or share exchange, a proposed sale, lease exchange or other disposition of all, or substantially all, of the corporation’s property other than in the usual and regular course of business, or the dissolution of the corporation shall be given to each shareholder of record, whether or not entitled to vote, not less than twenty-five nor more than sixty days before the meeting date. In addition, notice of any such shareholders’ meeting shall state that purpose, or one of the purposes, of the meeting is to consider an amendment of the Articles of Incorporation, a plan or merger or share exchange, a proposed sale, lease exchange or other disposition of all, or substantially all, of the corporation’s property other than in the usual and regular course of business, or the dissolution of the corporation, as is applicable, the proposed amendment, the plan of merger or share exchange, or the agreement pursuant to which the sale, lease, exchange or other disposition of the corporation’s property will take place.

d.       Notice shall be in writing but may be communicated in person; by telegraph, telegram, teletype, facsimile, or other form of wire or wireless communication; or by mail or private carrier or courier. If mailed, notice of a shareholders’ meeting is effective and shall be deemed to be given when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

Section 5. Fixing of Record Date. For the purpose of determining shareholders entitled notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which the resolution of the Board of Directors calling the meeting of the shareholders or declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders; provided, however, that in no event shall such date be more than seventy days prior to the date proposed for such meeting or divided declaration. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

Section 6. Shareholders’ List for Meeting. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, with the shareholders’ addresses and the number of shares held by each. The list shall be arranged by voting group and within each voting group by class or series of shares. For a period of ten days prior to such meeting, the list shall be kept on file at the registered office of the corporation or at its principal office or at the office of its transfer agent or registrar and, except as provided below, shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to which shareholders are entitled to examine such list or transfer books or to vote any meeting of the shareholders.

Section 7. Quorum. Shares entitled to vote at a shareholders’ meeting may take action on a matter at a shareholders’ meeting only if a quorum of those shares exists with respect to that matter. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Once a share is represented for any purpose at a meeting, it is deemed present for qorum purpose at a meeting, it is deemed present for quorum at a meeting of shareholders. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or shall be set for that adjourned meeting. If less than a quorum exists at a shareholders’ meeting, a majority of the shares so represented may adjourn the meeting, from time to time, without further notice. At any reconvened session of such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 8. Manner of Acting; Number of Votes Required. The affirmative vote of the majority of the shares represented at the meeting an entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by statute or the Articles of Incorporation and except that directors are elected by a plurality of the votes cast by the shares entitled to vote in the election as a meeting at which a quorum is present.

Section 9. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless otherwise provided therein.

Section 10. Action by Shareholders Without Meeting. Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders or any other action which may be taken at a meeting of the shareholders may be taken without a meeting and without action by the Board of Directors if a consent in writing, which sets forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE III. – BOARD OF DIRECTORS

Section 1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of, the Board of Directors, subject to any limitation set forth in the Articles of Incorporation.

Section 2. Number, Tenure and Qualifications.

a.       The Board of Directors of the corporation shall consist of not less than one nor more than four individuals. The number of directors may be fixed or changed from time to time, within the aforementioned minimum and maximum, by the Board of Directors, or the shareholders.

b.       Each director shall hold office until the next annual meeting of the shareholders or until his successor shall have been selected and qualified or until his earlier resignation or removal. Directors need not be shareholders. Each director shall be elected annually by the shareholders for the term of one year, and shall serve until the election and acceptance of his duly qualified successor, unless sooner removed by action of the shareholders, which action need not be for cause.

Section 3. Regular Meetings. A regular meeting of the Board of Directors shall be held, without other notice than this bylaw, immediately after and at the same place as the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

Section 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any director. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them.

Section 5. Notice. Notice of any special meeting of the Board of Directors may be given (i) orally; or (ii) in writing. Notice may be communicated in person; by telephone, telegraph, telegram, teletype, facsimile, or other form of wire or wireless communication; or by mail or private carrier or courier. IF notice is in writing, it shall be communicated to each director at his business or residence address. The notice need not describe the purpose of the special meeting.

Section 6. Waiver of Notice. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting, or promptly upon his arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 7. Quorum. A majority of the directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 8. Participation By Conference Telephone. Members of the Board of Directors or members of any committee designated by the Board of Directors may participate in or conduct meetings of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can simultaneously hear each other, and participation in such meeting shall constitute presence in person at such meeting.

Section 9. Manner of Acting; Number of Votes Required. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 10. Newly Created Directorships and Vacancies. Any vacancy occurring in the Board of Directors, including a vacancy resulting from an increase in the number of directors, may be filled (i) by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Director; or (ii) by the shareholders by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. The term of a director elected by the Board of Directors or the shareholders to fill a vacancy expires at the next shareholders’ meeting at which directors are elected.

Section 11. Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director form serving the corporation in any other capacity and receiving compensation therefor.

Section 12. Action By Directors Without Meeting. Unless otherwise provided by law, any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, which sets forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

Section 13. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless (i) he objects at the beginning of the meeting, or promptly upon his arrival, to holding the meeting or transacting specified business at the meeting; or (ii) he votes against, or abstains from, the action taken.

Section 14. Removal of Directors by Shareholders. The shareholders may remove one or more directors with or without cause, unless the Articles of Incorporation provide that directors may be removed only with cause. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him. A director may be removed if the number of votes cast to remove such director constitutes at least two-thirds of the votes entitled to be cast at an election of directors of the voting group of voting groups by which such director was elected. A director may be removed by the shareholders only at a meeting called for the purpose of removing him and the meeting notice must state that the purpose, or one of the purposes of the meeting, is removal of the director.

Section 15. Resignation of Directors. A director may resign at any time by delivering written notice to the Board of Directors, its Chairman, the President or the Secretary at the address of the corporation, and such resignation is effective when the notice is delivered unless the notice specifies a later date. If a resignation is made effective at a later date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date.

Section 16. Committees. The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee may have two or more members, who serve at the pleasure of the Board of Directors. The creation of a committee and appointment of members to it shall be approved by the greater number of (i) a majority of all the directors in office when the action is taken, or (ii) the number of directors required by the articles of incorporation or bylaws to take action {under § 13.1-688}. Sections 3 through 9, and Section 12 of Article III of these Bylaws, which govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors, apply to committees and their members as well. Each committee may exercise the authority of the Board of Directors to the extent specified by the Board of Directors, except that a committee may not:

(i). Approve or recommend to shareholders action that the Virginia Stock Corporation Act requires to be approved by shareholders;

(ii). Fill vacancies on the Board of Directors or on any of its committees;

(iii). Amend the Articles of Incorporation;

(iv). Adopt, amend, or repeal the Bylaws;

(v). Approve a plan of merger not requiring shareholder approval;

(vii). Authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board of Directors may authorize a committee, or a senior executive officer of the corporation, to do so within limits specifically prescribed by the Board of Directors.

ARTICLE IV. – OFFICERS

Section 1. Number. The officers of the corporation shall be a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such Vice Presidents and other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. The same person may simultaneously hold more than one office in the corporation.

Section 2. Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as it may conveniently be held. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

Section 3. Removal. The Board of Directors may at any time remove any officer or agent elected or appointed by the Board of Directors with or without cause, and any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer.

Section 4. Vacancies. A vacancy in any office because of death , resignation, removal, disqualification, or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 5. President. The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall, in general, supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders and of the Board of Directors. He may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed, and, in general, shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 6. Vice President. In the absence of the President or in the event of his death, inability or refusal to act, any Vice President elected by the Board of Directors shall perform the President’s functions and duties, so long as the President’s absence or disability continues. When so acting, a Vice President shall have all the powers of and be subject to all the restrictions upon the President. A Vice President shall have such other powers and duties as may, from time to time, be assigned to him by the President, by the Board of Directors or by these Bylaws.

Section 7. Secretary. The Secretary shall: (a) keep the minutes of the shareholders’ meetings and of the Board of Directors meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder of record which shall be furnished to the Secretary by such shareholder; (e) have general charge of the stock transfer books of the corporation; and (f) in general perform all duties incident to the office of Secretary and such other duties as, from time to time, may be assigned to him by the President or by the Board of Directors.

Section 8. Assistant Secretary. Any Assistant Secretary elected by the Board of Directors shall have the same duties as prescribed for the Secretary and shall perform such duties at the direction of the Secretary to assist the Secretary, and in the absence of the Secretary at the direction of the President or Vice President, and otherwise as directed, from time to time, by the President or Board of Directors.

Section 9. Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation, received and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these Bylaws; and (b) in general perform all of the duties incident to the office of Treasurer and such other duties as, from time to time, may be assigned to him by the President or the Board of Directors.

Section 10. Salaries. The salaries of the officers shall be fixed, from time to time, by the Board of Directors and no officer shall be prevented from receiving such salary by reason of fact that he is also a director of the corporation.

ARTICLE V. – CONTRACTS, DEEDS, LOANS, CHECKS AND DEPOSITS

Section 1. Contracts. The President or any Vice President is authorized to enter in to any contract or execute and deliver any instrument in the name of and on behalf of the corporation. In addition, the Board of Directors or these Bylaws may authorize any other officer or officers, agent or agents, to enter in to any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 2. Deeds. All deeds made by the corporation shall be signed in the name of the corporation by the President, any Vice President, or by such other person as may be authorized thereunto by the Board of Directors.

Section 3. Loans. NO loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 4. Checks. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall, from time to time, be determined by resolution of the Board of Directors.

Section 5. Deposits. All funds of the corporation not otherwise employed may be deposited, from time to time, to the credit of the corporation in such banks, trust companies, savings and loan associations, or other depositories as the Board of Directors may select.

ARTICLE VI. – CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1. Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors, except that, at a minimum, each certificate shall state on its face (i) the name of the corporation and that is organized under the laws of the Commonwealth of Virginia, (ii) the name of the person or entity to whom issued, and (iii) the number and class of shares and the designation of the series, if any, the certificate represents. If the corporation is authorized to issue different classes of shares or different series within a class, the designation, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) shall be summarized on the front of back of each certificate of shares of such class or series. Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish the shareholder this information on request in writing and without charge. Such certificates shall be signed by the President and by the Secretary or by such other officers authorized by law and by the Board of Directors so to do. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.

Section 2. Registered Stockholders. The corporation shall be entitled to treat the holder of record of shares as the holder in fact and, except as otherwise provided by law, shall not be bound to recognize any equitable or other claim to or interest in the shares.

Section 3. Transfer of Shares. Shares of the corporation shall only transferred on its books upon the surrender to the corporation of the share certificates duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and upon presentation of adequate evidence of the validity of the transfer under the this Section and the laws of the Commonwealth of Virginia. In that event, the surrendered certificates shall be cancelled, new certificates issued to the person entitled to them and the transaction recorded on the books of the corporation.

Section 4. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of a certificate alleged to have been destroyed or lost. The Board of Directors, and its discretion, may as a condition precedent to issuing the new certificate, require the owner to give the corporation a bond as indemnity against any claim that may be made against the corporation on the certificate allegedly destroyed or lost.

ARTICLE VII. – ACCOUNTING YEAR

The accounting year of the corporation shall be determined by the Board of Directors.

ARTICLE VIII. – DIVIDENDS

The Board of Directors may, from time to time, declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

ARTICLE IX. – SEAL

The corporation may have a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the year of incorporation, the state of incorporation and the words “Corporate Seal.”

ARTICLE X. – WAIVER OF NOTICE

Unless otherwise provided by law, whenever notice is required to be given to any shareholder or director of the corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XI. – AMENDMENTS

These Bylaws may be altered, amended, repealed or added to by the Board of Directors or by the shareholders of the corporation; provided, however, that the Board of Directors may not alter, amend or repeal any provision of these Bylaws that is adopted by the shareholders, and that expressly provides that the Board of Directors may not alter, amend or repeal such provision.

I certify that the foregoing are the Bylaws adopted by the Board of Directors of Group Decision Support Systems, Inc., this        11        day of March, 1992.

/s/ Illegible
Secretary

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